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Exhibit 3.7

CERTIFICATE OF FORMATION

OF

K-SEA GENERAL PARTNER GP LLC

This Certificate of Formation of K-Sea General Partner GP LLC (the "LLC"), dated August 29, 2003, is being duly executed and filed by Timothy J. Casey, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act.

  1.
  The name of the limited liability company formed hereby is K-Sea General Partner GP LLC.

  2.
  The address of the registered office of the LLC in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

  3.
  The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of K-Sea General Partner GP LLC this 29th day of August, 2003.

                      /s/ Timothy J. Casey
                      Timothy J. Casey
                      Authorized Person

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CERTIFICATE OF FORMATION OF K-SEA GENERAL PARTNER GP LLC